UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 17, 2009

Atlantic Southern Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-51112	20-2118147
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1701 Bass Road, Macon, Georgia		31210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (478) 476-2170

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 11, 2009, Atlantic Southern Bank (the “Bank”), the wholly-owned subsidiary bank of Atlantic Southern Financial Group, Inc., entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist (the “Consent Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the Georgia Department of Banking and Finance (the “GDBF”), whereby the Bank consented to the issuance of an Order to Cease and Desist (the “Order”).

The Order is based on findings of the FDIC during the on-site examination conducted as of February 17, 2009.  Since the completion of the examination, the Board of Directors has aggressively taken an active role in working with the FDIC and the GDBF to improve the condition of the Bank.  In entering into the Consent Agreement, the Bank did not concede to the findings or admit to any of the assertions therein.

Under the terms of the Order, the Bank cannot declare dividends without the prior written approval of the FDIC and the GDBF. Other material provisions of the order require the Bank to: (i) strengthen its board of directors’ oversight of management and operations of the Bank, (ii) establish a committee consisting of at least four members, three of which must be independent, to oversee the Bank’s compliance with the Order, (iii) maintain specified capital and liquidity ratios, (iv)  improve the Bank’s lending and collection policies and procedures, particularly with respect to the origination and monitoring of commercial real estate and acquisition, development and construction loans, (v) eliminate from its books, by charge off or collection, all assets classified as “loss” and 50% of all assets classified as doubtful, (vi) perform risk segmentation analysis with respect to concentrations of credit, (vii) receive a brokered deposit waiver from the FDIC prior to accepting, rolling over or renewing any brokered deposits and submit a written plan for eliminating its reliance on brokered deposits, (viii) adopt and implement a policy limiting the use of loan interest reserves, (ix) formulate and fully implement a written plan and comprehensive budget for all categories of income and expense, and (x) prepare and submit progress reports to the FDIC and the GDBF. The FDIC order will remain in effect until modified or terminated by the FDIC and the GDBF.

While the Order is important and significant, the Bank believes that, due to the proactive steps previously taken by the Bank’s management and Board, many of the requirements of the Order have already been met.  The Bank and management will continue to strive to address the concerns that gave rise to the Order.  The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions.  The Bank’s deposits will remain insured by the FDIC to the maximum limits allowed by law.  The FDIC and GDBF did not impose or recommend any monetary penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

	By:	/s/ Mark A. Stevens
Mark A. Stevens
President and Chief Executive Officer,
Atlantic Southern Financial Group, Inc.

Dated: September 17, 2009